Exhibit 99.1

SAKS INCORPORATED ANNOUNCES EXECUTIVE

MANAGEMENT CHANGES

SAKS ALSO ANNOUNCES IT WILL EXPLORE STRATEGIC

ALTERNATIVES FOR PARISIAN

—Company confirms anticipated closing timetable for NDSG transaction—

—Company provides update on share repurchase program—

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

Birmingham, Alabama (January 9, 2006) – Retailer Saks Incorporated (NYSE: SKS; the “Company”) today announced that its Board of Directors has approved several executive changes, designed to reflect a more streamlined organization going forward. Stephen I. Sadove, currently Vice Chairman and Chief Operating Officer of the Company, has been named Chief Executive Officer of Saks Incorporated, succeeding R. Brad Martin in that role. Martin will remain as Chairman of the Board and during 2006 will continue to perform executive responsibilities, including focusing on the operations and strategic alternatives process for Parisian, on Club Libby Lu, and on real estate matters. Martin intends to end his executive and management responsibilities at the end of fiscal 2006. In addition, the Company announced that the position of Chairman and Chief Executive Officer of Saks Fifth Avenue Enterprises (“SFAE”) has been eliminated, and consequently, Fred Wilson, who held that position, has resigned from the Company. Sadove will assume Wilson’s responsibility for SFAE. These changes are effective immediately.

The Company also announced that the Board has approved a plan to explore strategic alternatives for its Parisian specialty department store business, which will generate 2005 revenues of approximately $700 million.

The Company also confirmed that it anticipates completing the sale of its Northern Department Store Group (“NDSG”) to The Bon-Ton Stores, Inc. early in the first fiscal quarter of 2006 and provided an update on various other business matters, including its active share repurchase program.

Executive Changes

As part of a succession plan that was put in place some time ago by the Board of Directors and in conjunction with the anticipated NDSG transaction, the Parisian strategic alternatives process,

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and the corporate restructuring that will follow the NDSG sale, Steve Sadove has been named Chief Executive Officer of Saks Incorporated. Sadove succeeds Martin in this role. Martin will continue to serve as Chairman of the Board. During 2006, Martin primarily will focus on the operations of and the strategic alternative process for Parisian, on Club Libby Lu, and on real estate matters. Toni Browning, President and CEO of Parisian; Mary Drolet, President of Club Libby Lu; and Paul Ruby, SVP of Real Estate, will report to him. Martin intends to end his executive and management responsibilities at the end of fiscal 2006.

Martin noted, “I am excited about Steve’s assumption of the CEO position. My goal has been to reduce my day-to-day operational activities. I approached the Board over a year ago about expanding Steve’s responsibilities within the Company in conjunction with adjusting my continuing responsibilities. Steve and I have worked together very closely since 1998 – first, as he served as a member of the Board of Directors of the Company and then when he joined our management team in 2002. Steve has been a terrific partner and has served our Company well. He is a proven and talented executive and is the right person to lead Saks Incorporated as we intensify our focus on Saks Fifth Avenue.”

On behalf of the Board of Directors, Ronald de Waal, non-executive Vice Chairman of the Board, stated, “Brad Martin has essentially built this enterprise, and the Company’s enormous growth over the past 16 years was driven by his entrepreneurial leadership and guidance. We are pleased to be able to accommodate Brad’s personal wishes, which were expressed to us in 2004, to gradually transition into a non-management role within the Company. We also are pleased that we have a succession plan in place to allow this transition to happen smoothly. Steve Sadove is a proven executive with the background and expertise necessary to lead our Company in 2006 and beyond.”

Sadove joined the management team of Saks Incorporated in January 2002 as Vice Chairman and assumed the additional role of Chief Operating Officer in March 2004. Before joining Saks, Sadove built a distinguished marketing and consumer products career spanning over 25 years. Between 1975 and 1991, Sadove held various positions of increasing responsibility with General Foods USA, and between 1991 and 2001, he held several key roles at Bristol-Myers Squibb including President, Bristol-Myers Squibb Worldwide Beauty Care and Nutritionals and Senior Vice President of Bristol-Myers Squibb. During his tenure at Bristol-Myers Squibb, Sadove led Clairol to become the number one hair care business in the United States, relaunched the Herbal Essences brand into a $700 million business, and completed the sale of the beauty care business to Procter & Gamble for approximately $5 billion.

As CEO of Saks Incorporated, Sadove will be responsible for SFAE and for all of the Company’s support functions, transition services for Belk and Bon-Ton, and administrative functions. His direct reports will include Jim Coggin, President and Chief Administrative Officer; Doug Coltharp, EVP and Chief Financial Officer; Kevin Wills, EVP of Finance and Chief Accounting Officer; Charles Hansen, EVP/General Counsel; and Dave Ferguson, Chief Ethics and Compliance Officer. Sadove will report to the Board of Directors.

Sadove commented, “I am honored and excited about the opportunity to expand my role within the Company. Brad Martin has been a wonderful mentor and partner, and I look forward to his continued support in these roles in the future. During the sixteen years Brad served as the Company’s CEO, the Saks team accomplished much. From the ten-store base in 1989, Brad led the Company to become one of the largest and most important retail enterprises in the country.

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He was instrumental in creating opportunities for associates and value for shareholders as we grew rapidly in a competitive and consolidating industry, while increasing our share price at a double-digit compound rate over that time frame.”

Exploring Strategic Alternatives for Parisian

Martin said, “The Company’s Board of Directors and management team have been and remain actively engaged in creating shareholder value. In 2005, the Company established a process to carefully consider its mix of businesses and their future potential to create this value. Through this process, we have reviewed whether there were transactions available for our current asset mix that could create shareholder value greater than we could create through execution of the Company’s operating strategies. This review identified a significant opportunity to create value through monetizing assets in our slower growth traditional department store businesses. In the last eight months, we sold our Proffitt’s/McRae’s business to Belk, Inc. for $623 million in July 2005 and announced plans to sell the NDSG business to Bon-Ton for $1.185 billion.”

Martin continued, “We believe the next appropriate step in this process is to explore strategic alternatives for our Parisian specialty department store business, which could include its sale. We believe there is a very bright future for this unique franchise and that meaningful opportunity exists for continued revenue growth and substantial operating income improvement. Our strategic alternative process could lead to an exciting and independent future for this business, as well as create additional shareholder value for Saks Incorporated.”

Parisian, which operates 40 specialty department stores in nine states, will generate 2005 revenues of approximately $700 million. Parisian is known for its superior level of personalized service and distinctive merchandise offerings. The stores carry a wide selection of fashion apparel, shoes, and accessories for the entire family, as well as cosmetics and specialty gift items. In addition to brands typically found at traditional department stores, Parisian stores carry brands such as Karen Kane, BCBG, Garfield & Marks, Tahari, Robert Talbott, Tommy Bahama, Joseph Abboud, Hugo Boss, Callaway, Cutter & Buck, Bobbi Brown, Laura Mercier, Trish McEvoy, MAC, Donald Pliner, Stuart Weitzman, Kate Spade, Ferragamo, Via Spiga, and Brighton, which are typically carried only at specialty stores.

Martin noted, “The operating performance of Parisian has steadily improved over the last two years through solid comparable store sales growth, gross margin expansion, and careful expense management. A talented leadership team, led by Toni Browning, is in place. We believe there is a significant growth opportunity for this unique business.

“A great example of this growth potential is our October 2005 entry into metropolitan Memphis with the opening of a new prototype Parisian store. This distinctive store has been met with enthusiastic customer response, and we look forward to further expansion of Parisian into both existing trade areas and other geographic areas that are contiguous to our core trade areas.”

The Company has announced plans to add new Parisian stores in its existing Birmingham, Alabama and Detroit, Michigan trade areas, and the Company plans to enter the Little Rock and Rogers, Arkansas trade areas over the next 18 months.

Goldman Sachs & Co. and Citigroup Corporate and Investment Banking have been retained to advise the Company in this formal process. There can be no assurance that this strategic alternative process will result in a transaction.

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Planned Consummation of NDSG Transaction and Use of Proceeds

The Company anticipates that it will consummate the sale of NDSG to Bon-Ton early in the first fiscal quarter of 2006. Closing of the transaction is subject to conditions, including Bon-Ton’s financing for the transaction and various other customary conditions. Bank of America, N.A. has executed a commitment letter with Bon-Ton to provide for the financing of the transaction, which commitment letter includes a number of conditions. All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act have expired.

Sadove commented, “The NDSG business has continued to generate solid comparable store sales in the fourth quarter and shows continued operating improvement. This is a wonderful franchise business, and it will be a great fit with the Bon-Ton organization. The NDSG team is keenly focused on both operating the business and on preparing for the transition to Bon-Ton. We are confident that the transition will be a smooth one.”

Sadove noted, “Upon completion of this transaction, the Company will have received more than $1.7 billion in cash from the sales of NDSG and Proffitt’s/McRae’s. With our strong balance sheet and our expectations for improved SFAE performance, we believe that it will be appropriate to distribute a substantial portion of the proceeds from the NDSG transaction to our shareholders, either in the form of share repurchases, a special cash dividend, or a combination of the two. We will provide more clarity on our anticipated use of proceeds subsequent to the NDSG transaction closing.”

In December 2005, in anticipation of the closing of the NDSG transaction, the Company’s Board of Directors approved a 35 million share increase to its existing 35 million common share repurchase authorization. To date during the fiscal fourth quarter, the Company has repurchased 12.9 million shares for approximately $223.7 million, leaving approximately 37.8 million shares remaining under its 70 million share repurchase authorization.

As part of the NDSG transaction, the Company will enter into a fee-for-services arrangement to provide Bon-Ton with specified support services, including information technology, credit services, and other back office support functions, for a period of time. The Company entered into a similar agreement with Belk, Inc. in conjunction with its sale of Proffitt’s/McRae’s and is currently providing services to Belk under that agreement.

Corporate Restructuring

The Company has begun reorganizing and appropriately downsizing its corporate and back office support infrastructure. Sadove noted, “We are focused on appropriately sizing our central services infrastructure while retaining key personnel needed to support the existing business and to fulfill our support service agreements with Belk and Bon-Ton.” The Company is undertaking the strategic restructuring of its organization, preparing for the independent operation of SFAE, as well as Parisian during its strategic alternatives process.

Saks Fifth Avenue Enterprises

SFAE, which consists of 55 Saks Fifth Avenue stores, 50 Saks Off 5th stores, and saks.com, will generate 2005 revenues of approximately $2.7 billion.

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As noted, the position of Chairman and CEO of Saks Fifth Avenue Enterprises has been eliminated, and consequently, Fred Wilson has resigned from the Company. Wilson joined SFAE as President and CEO in December 2003 and was named Chairman and CEO of SFAE in February 2004. Andrew Jennings will remain President and Chief Operating Officer of Saks Fifth Avenue, reporting to Sadove, and Ron Frasch will retain his role as Vice Chairman and Chief Merchant of Saks Fifth Avenue, reporting to Jennings. Mike Archbold, EVP and CFO of SFAE, will report to Sadove.

Sadove said, “While 2005 has been a challenging year for SFAE, we have made meaningful progress on a number of fronts. Fred Wilson contributed to SFAE’s strengthened merchandising, service, store presentation, and marketing efforts; growing the Saks Direct business, with year-to-date revenues up over 30% from last year; and enhancing our positions in key markets such as Atlanta, San Antonio, and Boca Raton through our recently completed renovations. We are appreciative of Fred’s contributions to the business and wish him the very best.”

Sadove continued, “I am confident there is ample opportunity to restore SFAE’s performance to appropriate levels, and I look forward to the challenge. We now have improved processes and financial disciplines in place, and we will drive strategic value at SFAE through increasing store productivity, enhancing inventory productivity, and delivering cost efficiencies. Saks Fifth Avenue is the most prestigious brand in retailing, and we have a strong, talented, experienced, and focused team. I believe SFAE has a very bright future and that we can create shareholder value with this business.”

Jennings, who joined Saks Fifth Avenue in 2004, is an acclaimed international retail executive with more than 30 years of achievement at some of the world’s most prestigious luxury and department stores including Holt Renfrew, House of Fraser, and Harrod’s. Frasch, who joined Saks Fifth Avenue in 2004, also has a distinguished retail career spanning over 30 years, previously holding key positions at such retailers as Neiman Marcus/Bergdorf Goodman, Escada, and Saks Fifth Avenue.

About the Company

Saks Incorporated operates Saks Fifth Avenue Enterprises, which consists of 55 Saks Fifth Avenue stores, 50 Saks Off 5th stores, and saks.com. The Company also currently operates its Saks Department Store Group with 40 Parisian stores; 142 Younkers, Herberger’s, Carson Pirie Scott, Bergner’s, and Boston Store stores; and 58 Club Libby Lu specialty stores.

Forward-looking Information

The information contained in this press release that addresses future results or expectations is considered “forward-looking” information within the definition of the Federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information if there are any material changes in management’s assumptions.

The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: the level of consumer spending for apparel and other merchandise carried by the Company and its ability to

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respond quickly to consumer trends; adequate and stable sources of merchandise; the competitive pricing environment within the department and specialty store industries as well as other retail channels; the effectiveness of planned advertising, marketing, and promotional campaigns; favorable customer response to relationship marketing efforts of proprietary credit card loyalty programs; appropriate inventory management; effective expense control; successful operation of the Company’s proprietary credit card strategic alliance with HSBC Bank Nevada, N.A.; geo-political risks; changes in interest rates; the outcome of the formal investigation by the Securities and Exchange Commission and the inquiry the Company understands has been commenced by the Office of the United States Attorney for the Southern District of New York into the matters that were the subject of the investigations conducted during 2004 and 2005 by the Audit Committee of the Company’s Board of Directors and any related matters that may be under investigation or the subject of inquiry; the ultimate amount of reimbursement to vendors of improperly collected markdown allowances; the ultimate impact of improper timing of recording of inventory markdowns; the ultimate impact of incorrect timing of recording of vendor markdown allowances; the outcome of the shareholder litigation that has been filed relating to the matters that were the subject of the Audit Committee’s initial investigation; and the effects of the delay in the filing with the SEC of the Company’s Form 10-K for the fiscal year ended January 29, 2005 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2005 and July 30, 2005. For additional information regarding these and other risk factors, please refer to Exhibit 99.1 to the Company’s Form 10-K for the fiscal year ended January 29, 2005 filed with the SEC, which may be accessed via EDGAR through the Internet at www.sec.gov.

Management undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons are advised, however, to consult any further disclosures management makes on related subjects in its reports filed with the SEC and in its press releases.

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